UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2014

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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-54597	27-1668227
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8895 Towne Centre Dr., Suite 105, San Diego, CA 92122
(Address of Principal Executive Office) (Zip Code)

888-530-3738
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2014, Frozen Food Gift Group, Inc., (“Company or “FROZ”) entered into a Share Exchange Agreement with APT Group, Inc. (“APT”). The parties entered into a share exchange transaction pursuant to which the shareholders of APT (“Sellers” or “APT Shareholders”) shall exchange up to one hundred percent (100%) of the total issued and outstanding shares of APT (“APT Shares”) for Company Shares (“Exchange Shares”), resulting in APT being a wholly-owned or controlled subsidiary of the Company, and the Company being controlled by the existing shareholders of APT.

In consideration of the Share Exchange Agreement, the management of FROZ shall return to treasury and shall cancel 20,000,000 shares of Series B Preferred Stock, which as of today’s filing represents approximately 90% of the total capitalization of FROZ in combined preferred and common stock.  The remaining 500,000 Series B Preferred Shares will be retained by FROZ stockholder Matthew Schissler. Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be designated by FROZ and the appropriate documentation filed with the Secretary of State of Delaware; the shares of such series of FROZ Preferred Stock shall be available for issuance at the Closing pursuant to the respective provisions hereof calling for such issuance at the Closing; and there shall exist no pending action, contract provision, provision of any charter document, or other circumstance or condition which does or would restrict the issuance thereof in accordance with the respective provisions hereof.

In addition, as consideration for the Share Exchange Agreement to be finalized, the management of FROZ shall ensure that no shares of Series A Preferred Stock shall be issued and outstanding as of the Closing Date.

As consideration for the sale of their APT Shares by the APT Shareholders to the Company, the Company shall issue to each APT Shareholder, a unit (an “Exchange Unit”) consisting of (a) shares of the Company’s Common Stock on the basis of 282.97 Exchange Shares for each APT Share sold by an APT Shareholder; (b) an equivalent number of shares of the Company’s Preferred Stock, which Preferred Stock shall be convertible after twelve (12) months by the holder thereof into shares of the Company’s Common Stock; and (c) one (1) share of the Company’s Series C Preferred Stock, which Series C Preferred Stock shall be convertible after eighteen (18) months by the holder thereof into shares of the Company’s Common Stock equal to one hundred percent (100%) of the number of shares of the Company’s Common Stock.  Subject to the performance or waiver of all of the conditions of the Share Exchange Agreement, the Closing of the Transaction will take place three business days from the date that each Party has notified the other that all conditions to Closing for which such Party is responsible have been satisfied or waived, but not later than April 30, 2014, or such later date as may be mutually agreed by FROZ and APT.

Immediately following the Closing, the capitalization of the Company shall be as follows (subject to updating share issuances between today’s date and the Closing Date): the Company shall have 20,000,000,000 shares of FROZ Common Stock authorized, of which 897,071,625 shares shall be issued and outstanding, and 500,000,000 shares of Preferred Stock authorized, further designated into two classes of Preferred Stock identified as (i) Series A Preferred Stock, of which 9,118,108 shares are authorized and none are issued and outstanding; and (ii) Series B Preferred Stock, of which 20,500,000 shares are authorized and 500,000 shall be issued and outstanding.  Each share of Series A Preferred Stock is convertible into 9,118,108 shares of FROZ Common Stock, and each share of Series B Preferred Stock is convertible into five hundred (500) shares of FROZ Common Stock.  At the Closing, the Company shall have filed with the Secretary of State of Delaware to designate three additional classes of Preferred Stock. The number of shares of FROZ Preferred and Common Stock combined issued to APT Shareholders shall equal approximately and collectively, ninety-five percent (95%) of the total number of shares of FROZ Common Stock issued and outstanding as of the Closing Date.

Subject to closing, FROZ shall have circulated to each of the Sellers its Confidential Private Placement Memorandum, as indicated in Section 2.2 of the Share Exchange Agreement, offering to sell the Exchange Shares to the Sellers in exchange for the sale to FROZ of such Sellers’ APT Shares, and making such disclosures to the Sellers’ as is required pursuant to Section 502(b) of Regulation D to all accredited and non-accredited Sellers.  Sellers owning a minimum of fifty-one percent (51%) of the total number of issued and outstanding APT Shares shall have executed and delivered the Share Exchange Agreement as of the date hereof, and eighty percent (80%) of the total number of issued and outstanding APT Shares (when combined with and after giving effect to the shares represented by actual signatories to the Share Exchange Agreement) shall have executed and delivered written joinders pursuant to which such Sellers agree to be bound by and subject to the Share Exchange Agreement, and in each case such agreements shall not have been terminated or revoked by such Seller as of the Closing.

Other material covenants to Closing include FROZ having transferred or disposed of any and all royalty agreements, satisfied any tax liabilities, satisfied any legal liabilities, and satisfied any possible disputes with outside parties.  If any are not settled by Closing, FROZ shall designate a third party to assume any remaining liabilities, as these will not be the responsibility of APT post-closing. FROZ must also have indebtedness less than $290,918.65 at the time of Closing,

Additional material covenants to Closing include but are not limited to standard representations and warranties by both Parties, no litigation that would hinder the closing of this transaction by either party, no pre-emptive rights by third parties, and the parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in the Share Exchange Agreement.

Subject to the performance or waiver of all of the conditions to Closing set forth below, the Closing of the Transaction will take place on the date which is three (3) business days from the date that each party has notified the other that all conditions to Closing for which such Party is responsible have been satisfied or waived, but not later than April 30, 2014, or such later date as may be mutually agreed by FROZ and APT.

APT is a corporation organized and existing under the laws of the State of Missouri which, together with its subsidiaries, is engaged in the manufacture and distribution of a variety of recreational, utility, and power sports products under the brand name Motovox.

Item 9.01 Financial Statements and Exhibits.

 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: March 21, 2014	By:	/s/ JONATHAN F. IRWIN
Jonathan F. Irwin
Chief Executive Officer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer